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                                                                    Exhibit 10.3





                                 March 6, 1998



U.S.B. Holding Co., Inc.
100 Dutch Hill Road
Orangeburg, New York  10962

Tappan Zee Financial, Inc.
Tarrytowns Bank, FSB
75 North Broadway
Tarrytown, New York  10591

Ladies and Gentlemen:

         U.S.B. Holding Co., Inc. ("USB") and Tappan Zee Financial, Inc. ("Tappan Zee") desire to enter into an agreement dated March 6, 1998 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) Tappan Zee will merge with and into USB with USB surviving the merger, and (b) shareholders of Tappan Zee will receive common stock of USB in exchange for common stock of Tappan Zee outstanding on the closing date (the foregoing, collectively, referred to as the "Merger"). As a result of the Merger, Tarrytowns Bank, FSB (the "Bank") will become a wholly owned subsidiary of USB.

         As part of the Agreement, USB desires to have the Bank and USB enter into an agreement with the undersigned executive (the "Executive") in the form set forth as Exhibit F to the Agreement upon consummation of the Merger (the "New Consulting Agreement"), and to have the Bank and USB honor the terms of the New Consulting Agreement. The New Consulting Agreement will replace and supersede the Executive's Employment Agreement with Tappan Zee dated June 23, 1997 (the "1997 Tappan Zee Agreement") and the Executive's Employment Agreement with the Bank dated June 23, 1997 (the "1997 Bank Agreement") (collectively, the "1997 Agreements"). As part of this arrangement, USB and the Bank each acknowledge and agree that the change of the Executive's employment status from executive officer to consultant to occur upon the Executive's execution of the New Consulting Agreement shall not be deemed to be the termination of the Executive's employment or service with the Bank nor shall it be deemed to be the "retirement" of the Executive for purposes of determining the length of any exercise period applicable to stock options that have been awarded to the Executive under Tappan Zee's 1996 Stock Option Plan for Officers and Employees and which are outstanding as of the date hereof.
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U.S.B. Holding Co., Inc.
Tappan Zee Financial, Inc.
March 6, 1998
Page 2




         USB has required, as a condition to its execution and delivery to Tappan Zee of the Agreement, that the undersigned Executive execute and deliver to USB this Letter Agreement.

         In order to induce USB to enter into the Agreement, and in consideration of the New Consulting Agreement to be entered into upon consummation of the Merger, the undersigned Executive hereby irrevocably (except as set forth below):

                 (a) with respect to the Incentive Stock Option Agreement between the Executive and Tappan Zee dated July 11, 1996 (the "Option Agreement"), agrees that neither consummation of the Merger nor approval of the Merger by Tappan Zee's shareholders shall result in an acceleration of the Executive's right to exercise any of the options covered by the Option Agreement, with it being understood that any such options which are not exercisable as of consummation of the Merger shall continue to become exercisable in accordance with the other terms of the Option Agreement and the New Consulting Agreement, including those relating to retirement (as modified herein), death or disability;

                 (b) with respect to the Restricted Stock Award Notice between the Executive and Tappan Zee dated July 11, 1996 (the "Restricted Stock Notice"), agrees that neither consummation of the Merger nor approval of the Merger by Tappan Zee's shareholders shall result in any accelerated vesting of the shares of stock covered by the Restricted Stock Notice, with it being understood that any such restricted shares which have not vested as of consummation of the Merger shall continue to vest in accordance with the other terms of the Restricted Stock Notice and the New Consulting Agreement, including those relating to retirement (as modified herein), death or disability;

                 (c) agrees to waive in connection with the transactions contemplated by the Agreement, including but not limited to consummation of the Merger, any rights which the Executive may have under Section 9(b)(vi) of the 1997 Tappan Zee Agreement and Section 9(b)(vi) of the 1997 Bank Agreement;

                 (d) in light of the proposed New Consulting Agreement, agrees to waive in connection with the transactions contemplated by the Agreement, including but not limited to consummation of the Merger, the provisions of Section 17 of the 1997 Tappan Zee Agreement and Section 16 of the 1997 Bank Agreement;
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U.S.B. Holding Co., Inc.
Tappan Zee Financial, Inc.
March 6, 1998
Page 3



                 (e) provides written notice of non-extension to both Tappan Zee and the Bank that his "Employment Period" (as defined in Section 2(a) of both the 1997 Tappan Zee Agreement and the 1997 Bank Agreement) shall not be extended any further, and as a result of this written notice of non-extension being given in accordance with Section 2(b) of both the 1997 Tappan Zee Agreement and the 1997 Bank Agreement, his "Employment Period" and his "Remaining Unexpired Employment Period" (as defined in Section 2(b) of both the 1997 Tappan Zee Agreement and the 1997 Bank Agreement) shall each end on the third anniversary of the date of this Letter Agreement; and

         (f) agrees not to retire or stop performing services prior to or within one year following the consummation of the Merger for purposes of any of the following benefits or plans: his Option Agreement; his Restricted Stock Notice; and any other benefit plan of Tappan Zee or the Bank which is not a qualified plan under Section 401(a) of the Internal Revenue Code..

         This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms, or concurrently with the consummation of the Merger if the New Consulting Agreement has not been executed and delivered by all parties other than the Executive, in which event the written notice of non-extension in clause (e) above shall also be deemed null and void. This Letter Agreement shall not impair or adversely affect any rights which the Executive (or his legal representatives and testate or intestate distributees) may have (i) under the 1997 Agreements in the event the Executive's employment with Tappan Zee and the Bank is terminated prior to consummation of the Merger due to the Executive's death or disability, or (ii) under the New Consulting Agreement in the event the Executive's consulting services with the Bank are terminated following consummation of the Merger due to the Executive's death, disability or discharge without cause or, following one year after consummation of the Merger, his retirement.

         The undersigned Executive intends to be legally bound hereby and has affixed his signature hereto as of this 6th day of March 1998.


                                                 /s/ Stephen C. Byelick
                                                 ---------------------------
                                                 Stephen C. Byelick